UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2008

Great Wolf Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51064	51-0510250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 West Washington Ave, Madison, Wisconsin		53703
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	608-661-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2008, Great Wolf Lodge of the Carolinas, LLC (the "Borrower"), an indirect subsidiary of Great Wolf Resorts, Inc. (the "Company") entered into a loan agreement (the "Loan Agreement"), pursuant to which the Borrower borrowed $63.9 million (the "Loan") from Marshall Financial Group, as administrative agent for a syndicate of participating financial institutions. The principal amount of the loan may be increased up to a maximum amount of $79.9 million if additional financial institutions participate in the lending syndicate. The proceeds of the Loan received by the Company will be used to fund construction of the Company's Concord, North Carolina, resort development project. The Loan is secured by, among other collateral, the interest of the Borrower in the Great Wolf Lodge resort in Concord, North Carolina. The Loan is for a term of four (4) years. Debt service payments are monthly, in arrears. The interest rate during the construction period is equal to 30-day LIBOR plus 3.45% per annum. Following the construction period, the interest rate is equal to 30-day LIBOR plus 3.10% per annum. The minimum interest rate during the term of the loan is 6.5% per annum. Interest only is payable on the Loan during the initial 24-month period. Thereafter, interest and principal, amortized on a 25-year schedule, are payable. The Loan is prepayable at any time; during the initial 12 months, a 1% prepayment fee would apply.

Under the terms of the Loan Agreement, an eevnt of default may occur upon, among other things:

-- nonpayment of principal, interest or other amount due
-- the Borrower's failure to comply with the terms of the Loan Agreement, which failure continues for 10 days with respect to a monetary default or 30 days (plus up to an additional 60 days if reasonably necessary to cure) with respect to a non-monetary default after notice (or, in certain cases, without notice or on shorter notice)
-- the breach of any financial covenant
-- the occurrence of bankruptcy or insolvency events with respect to the Borrower
-- the occurrence of an event of default under any ancillary loan document

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description of Item 1.01 above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)

The following exhibit is attached to this report:

1.1 Loan Agreement dated April 30, 2008, among Great Wolf Lodge of the Carolinas, LLC, as borrower, Marshall Financial Group, as Administrative Agent, and the several banks and other financial institutions from time to time party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Wolf Resorts, Inc.

May 6, 2008	By:	J. Michael Schroeder

Name: J. Michael Schroeder
Title: Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Loan Agreement Dated April 30, 2008